UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

Settlement Agreement

On March 24, 2016, Edgewater Technology, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Lone Star Value Investors, LP and others (collectively, “Lone Star Value”) in connection with the expansion of the Board of Directors of the Company (the “Board”) and the addition of two new independent directors—Stephen R. Bova, an independent business strategy consultant, and Timothy Whelan, a Co-Founder and Managing Director of Echo Financial Business Consulting—to fill the newly created directorships, effective March 24, 2016. On March 24, 2016, the Company issued a press release announcing the election of Messrs. Bova and Whelan, a copy of which release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Under the terms of the Agreement, the Company agreed, among other things, that it will take all necessary actions to increase the size of the Board from six to eight directors, elect Messrs. Bova and Whelan to fill the resulting vacancies and nominate Messrs. Bova and Whelan to be elected as directors at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Pursuant to the Agreement, Lone Star Value will vote all of the shares of the Company’s common stock (the “Common Stock”) that it beneficially owns for the election of the Board’s nominees for director at the 2016 Annual Meeting. Lone Star Value will also vote in accordance with the recommendation of the Board on all other matters submitted for stockholder vote at the 2016 Annual Meeting; provided, however, that to the extent the recommendation of both Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) differs from the Board’s recommendation with respect to any matter, other than nominees for election as directors to the Board, Lone Star Value shall have the right to vote in accordance with the recommendation of ISS and Glass Lewis with respect to such matters.

The Agreement further provides that Lone Star Value will not nominate any person for election at or submit any proposal for consideration at the 2016 Annual Meeting, nor will Lone Star Value initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting. Lone Star Value is also subject to standstill provisions under the Agreement. Such provisions generally remain in effect until the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 Annual Meeting of Stockholders. These provisions restrict Lone Star Value’s ability to engage in certain proxy solicitations, make certain stockholder proposals, call meetings of stockholders, solicit consents from stockholders, obtain additional representation on the Board or seek to remove any of the Company’s directors.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

On March 24, 2016, the Company entered into an Indemnification Agreement with each of Stephen R. Bova and Timothy Whelan in connection with his election as a director of the Company (the “Indemnification Agreement”). The Indemnification Agreement provides indemnity, including the advancement of expenses, to the director against liabilities incurred in the performance of his duties to the fullest extent permitted by the General Corporation Law of the State of Delaware. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 24, 2016, pursuant to the terms of the Settlement Agreement, the Company increased the size of the Board from six to eight members and elected Stephen R. Bova and Timothy Whelan to fill the newly created vacancies. The Board did not appoint Messrs. Bova or Whelan to any committees of the Board at the time of their election. Each of Messrs. Bova and Whelan entered into an Indemnification Agreement in connection with his election and received a nonstatutory stock option to purchase 20,000 shares of Common Stock at an exercise price of $7.61 per share, which was the closing price of the Common Stock on the Nasdaq Stock Market on March 24, 2016. Each nonstatutory stock option has a term of five years and vests in three equal annual installments.

The information set forth in Item 1.01 of this Current Report on Form 8-K, including Exhibits 10.1, 10.2 and 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement by and between Edgewater Technology, Inc. and Lone Star Value Investors, LP and others, dated March 24, 2016.

10.2	Form of Indemnification Agreement between Edgewater Technology, Inc. and each of its directors and executive officers.

99.1	Press Release, dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2016

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement by and between Edgewater Technology, Inc. and Lone Star Value Investors, LP and others, dated March 24, 2016.

10.2	Form of Indemnification Agreement between Edgewater Technology, Inc. and each of its directors and executive officers.

99.1	Press Release, dated March 24, 2016.